Progyny, Inc. Announces Third Quarter 2026 Results
Reports Record Third Quarter Results for Revenue, Gross Profit, Adjusted EBITDA and Net Income
Selling Season Yields Record 1.3 Million New Covered Lives with Another Year of Near 100% Retention
Raises Midpoint of Full Year Guidance Ranges

NEW YORK, November 4, 2026 /GlobeNewswire/ - Progyny, Inc. (Nasdaq: PGNY) (“Progyny” or the “Company”), a global leader in women's health and family building solutions, today announced its financial results for the three-month period ended September 30, 2026 (“the third quarter of 2026”), as compared to the three-month period ended September 30, 2025 (“the third quarter of 2025” or “the prior year period”).

“We're exceptionally pleased with the results of our most recent selling season, where our momentum extended even into its latest stages, yielding 1.3 million new covered lives, our most ever in a single season, and over 85 new clients,” said Pete Anevski, Chief Executive Officer of Progyny. “Beyond new sales activity, our season also focuses on renewing the existing base, where we once again achieved a near 100% retention for 2027 as well as strong demand from those accounts to expand their relationships with us through more comprehensive coverage and the further adoption of our newest services in pregnancy, parenting and menopause support.

“More than ever, these results once again affirm the critical importance of these benefits to employers,” continued Anevski. “We believe the energy and success we're seeing reflect how Progyny remains uniquely positioned to consistently deliver meaningful value and cost trend control to employers, which is particularly impactful given the pressures employers are facing from broader medical cost inflation.

“As we look into next year, we believe we're well-positioned to extend this momentum into 2027, as we're exiting the year with our strongest ever set-up in terms of our number of opportunities and the overall size and quality of the pipeline, as our demonstrated ability to effectively bend the cost curve positions us well for continued success.”

“We achieved strong top- and bottom-line growth this quarter, reflecting that member engagement was consistent with our expectations, and we are pleased to be in a position to raise the midpoint of our full year guidance,” said Mark Livingston, Chief Financial Officer of Progyny. “In addition to the strong results this quarter, we continued to maintain a high conversion of Adjusted EBITDA to operating cash flow, which has provided us with the flexibility to continue investing in our platform while also returning value to shareholders through the repurchase of nearly 11 million shares this year.”

Third Quarter 2026 Highlights:

(unaudited; in thousands, except per share amounts)	3Q 2026	3Q 2025
Revenue	$341,254	$313,346

Gross Profit	$83,740	$72,835
Gross Margin	24.5%	23.2%
Net Income	$26,252	$13,864

Net Income per Diluted Share[1]	$0.32	$0.15

Adjusted Earnings per Diluted Share[2]	$0.52	$0.45

Adjusted EBITDA[2]	$58,439	$54,968
Adjusted EBITDA Margin[2]	17.1%	17.5%
Trailing Twelve-Month Operating Cash Flow	$207,182	$208,153

1.Net income per diluted share reflects weighted-average shares outstanding as adjusted for potential dilutive securities, including options, restricted stock units, and shares issuable under the employee stock purchase plan.

2.Adjusted Earnings per Diluted Share, Adjusted EBITDA, and Adjusted EBITDA margin are financial measures that are not required by, or presented in accordance with U.S. generally accepted accounting principles ("GAAP"). Please see Annex A of this press release for a reconciliation of Adjusted Earnings per Diluted Share to earnings per share, and Adjusted EBITDA to net income, the most directly comparable financial measures stated in accordance with GAAP for each of the periods presented. We calculate Adjusted Earnings per Diluted Share as net income per diluted share excluding the impact of stock-based compensation, adjusted for the impact of taxes. We calculate Adjusted EBITDA margin as Adjusted EBITDA divided by revenue.

Financial Highlights
Revenue was $341.3 million, an 8.9% increase as compared to the $313.3 million reported in the third quarter of 2025, due to an increase in the number of clients and covered lives.
•Fertility benefit services revenue was $223.4 million, a 10.6% increase from the $201.9 million reported in the third quarter of 2025.
•Pharmacy benefit services revenue was $117.9 million, a 5.8% increase as compared to the $111.4 million reported in the third quarter of 2025.

Gross profit was $83.7 million, an increase of 15% from the $72.8 million reported in the third quarter of 2025, reflecting ongoing efficiencies realized in the delivery of our care management services as well as a decrease in stock-based compensation expense. Gross margin was 24.5%, as compared to 23.2% reported in the prior year.

Net income was $26.3 million, or $0.32 income per diluted share, as compared to the $13.9 million, or $0.15 income per diluted share, reported in the third quarter of 2025. The higher net income was due primarily to the higher gross profit and lower stock-based compensation expense, which was partially offset by lower interest and other income, net.

Adjusted EBITDA was $58.4 million, an increase of 6.3% as compared to the $55.0 million reported in the third quarter of 2025, as the higher gross profit was partially offset by planned investments to expand the features and functionality of our platform. Adjusted EBITDA margin was 17.1% as compared to the 17.5% Adjusted EBITDA margin in the third quarter of 2025. Refer to Annex A for a reconciliation of Adjusted EBITDA to net income.

Cash Flow
Net cash provided by operating activities in the third quarter of 2026 was $56.6 million, as compared to $50.7 million in the prior year period. Cash flow reflects the timing impact of certain working capital items in both periods.

Balance Sheet and Financial Position
As of September 30, 2026, the Company had total working capital of approximately $224.4 million and no debt. This included cash and cash equivalents and marketable securities of $195.6 million, a decrease of $41.3 million from the balances as of June 30, 2026, as the operating cash flow generated was offset by share repurchase activity during the quarter. The Company's $200 million revolving credit facility remains undrawn, and the Company has no planned use for the facility at this time.

Share Repurchase Activity
During the third quarter of 2026, the Company repurchased nearly 3 million shares of its common stock for a total cost of $82.7 million through its May 2026 share repurchase program, which provided for a total authorization of up to $200 million. To date, the Company has repurchased nearly 5.5 million shares of its common stock under this most recent program, and approximately $51 million remains under the existing authorization. In combination with its predecessor program which began in November 2025 and concluded earlier this year, the Company has now repurchased nearly 11 million shares thus far in 2026, and approximately 14.3 million shares overall since November 2025.

Key Metrics
The Company had 607 fertility and family building clients as of September 30, 2026, as compared to 553 clients as of September 30, 2025.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Assisted Reproductive Treatment (ART) Cycles(*)	16,723	15,981	49,368	49,079
Utilization - All Members(**)	0.56%	0.54%	1.10%	1.06%
Utilization - Female Only(**)	0.49%	0.47%	0.91%	0.88%
Average Members(***)	7,176,000	6,757,000	7,166,000	6,730,000
* Represents the number of ART cycles performed, including IVF with a fresh embryo transfer, IVF freeze all cycles/embryo banking, frozen embryo transfers, and egg freezing. Includes ART cycles performed in the first half of 2025 under the extended transition of care agreement with the large client who did not renew its service agreement.
** Represents the member utilization rate for all fertility and family building services, including, but not limited to, ART cycles, initial consultations, IUIs, and genetic testing. The utilization rate for all members includes all unique members (female and male) who utilize the benefit during that period, while the utilization rate for female only includes only unique females who utilize the benefit during that period. For purposes of calculating utilization rates in any given period, the results reflect the number of unique members utilizing the benefit for that period. Individual periods cannot be combined as member treatments may span multiple periods. Utilization for the nine month period in 2025 excludes activity under the extended transition of care agreement that ended June 30, 2025 with the large client who did not renew its service agreement, as only members meeting certain criteria were eligible to use the benefit.
***Includes approximately 300,000 members from a single client who are not reflected in utilization as a result of the client's chosen benefit design. 2025 excludes the limited number of members who were eligible to use the benefit under the extended transition of care agreement that ended June 30, 2025 with the large client who did not renew its service agreement.

Financial Outlook
As the fourth quarter begins, member activity continues to remain healthy. In light of the strong results over the first nine months of the year, as well as our expectations for member engagement over the remainder of the year, we're raising the midpoint of our full year guidance.

The majority of the clients and lives added in the most recent selling season are expected to go live in the first quarter of 2027, though a meaningful number of lives are expected to launch mid-year. In addition, a number of the newest clients have already launched their benefit in 2026. Once all new clients are live in 2027, the Company anticipates having in excess of 660 clients, representing approximately 8.3 million covered lives.

As it relates to 2027, consistent with past practice, the Company anticipates providing financial guidance when it reports its year-end results in February. The Company is providing the following financial guidance for both the three-month and full year periods ending December 31, 2026.

•Full Year 2026 Outlook:
oRevenue is projected to be $1.365 billion to $1.385 billion, reflecting growth of 5.9% to 7.5%; excluding the $48.5 million of revenue in 2025 from the large client who was under a transition agreement in the first half of 2025, revenue is expected to increase by 10.1% to 11.7%
oNet income is projected to be $107.0 million to $110.6 million, or $1.30 to $1.35 per diluted share, on the basis of approximately 82.0 million assumed weighted-average fully diluted-shares outstanding
oAdjusted EBITDA1 is projected to be $235.0 million to $240.0 million
oAdjusted earnings per diluted share1 is projected to be $2.09 to $2.13

•Fourth Quarter of 2026 Outlook:
oRevenue is projected to be $344.7 million to $364.7 million, reflecting growth of 8.3% to 14.6%
oNet income is projected to be $28.5 million to $32.1 million, or $0.36 to $0.41 per diluted share, on the basis of approximately 79.0 million assumed weighted-average fully diluted-shares outstanding
oAdjusted EBITDA1 is projected to be $57.9 million to $62.9 million
oAdjusted earnings per diluted share1 is projected to be $0.53 to $0.58

1.Adjusted EBITDA and Adjusted earnings per diluted share are financial measures that are not required by, or presented in accordance with, GAAP. Please see Annex A of this press release for a reconciliation of forward-looking Adjusted EBITDA to forward-looking net income and Adjusted net income to net income, the most directly comparable financial measures stated in accordance with GAAP, for the period presented.

Conference Call Information
Progyny will host a conference call at 4:45 P.M. Eastern Time (1:45 p.m. Pacific Time) today, November 4, 2026, to discuss its financial results. Interested participants from the United States may join by calling 1.866.825.7331 and using conference ID 265484. Participants from international locations may join by calling 1.973.413.6106 and using the same conference ID. A replay of the call will be available until November 11, 2026 at 5:00 p.m. Eastern Time by dialing 1.800.332.6854 (U.S. participants) or 1.973.528.0005 (international) and entering passcode 265484. A live audio webcast of the call and subsequent replay will also be available through the Events & Presentations section of the Company’s Investor Relations website at investors.progyny.com.

About Progyny
Progyny (Nasdaq: PGNY) is a global leader in women’s health and family building solutions, trusted by leading employers, health plans, and benefit purchasers worldwide. Through its comprehensive and personalized approach, Progyny supports members across fertility and family building, pregnancy and postpartum, menopause and midlife, and parent and child well-being journeys. Progyny combines differentiated clinical care, integrated pharmacy support through Progyny Rx®, and personalized guidance from Progyny Care Advocates® to deliver improved member experiences and better health outcomes. For more information, visit www.progyny.com.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements contained in this press release other than statements of historical fact, are forward-looking statements including, without limitation, statements regarding our financial outlook for the fourth quarter and full year 2026, including the impact of our sales season and client launches; our anticipated number of clients and covered lives for 2026; our expected utilization rates and mix; the demand for our solutions; our expectations for our selling season for 2027 launches; our positioning to successfully manage economic uncertainty on our business; the timing of client decisions; our ability to retain existing clients and acquire new clients; and our business strategy, plans, goals and expectations concerning our market position, future operations, and other financial and operating information. The words “anticipates,” “assumes,” “believe,” “contemplate,” “continues, ” “could,” “estimates,” “expects,” “future,” “intends,” “may,” “plans,” “predict,” “potential,” “project,” “seeks,” “should,” “target,” “will,” and the negative of these or similar expressions and phrases are intended to identify forward-looking statements, though not all forward-looking statements use these words or expressions.

Forward-looking statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These risks include, without limitation, failure to meet our publicly announced guidance or other expectations about our business; competition in the market in which we operate; our history of operating losses and ability to sustain profitability; unfavorable conditions in our industry or the United States economy; our limited operating history and the difficulty in predicting our future results of operations; our ability to attract and retain clients and increase the adoption of services within our client base; the loss of any of our largest client accounts; changes in the technology industry; changes or developments in the health insurance market; negative publicity in the health benefits industry; lags, failures or security breaches in our computer systems or those of our vendors; a significant change in the utilization of our solutions; our ability to offer high-quality support; positive references from our existing clients; our ability to develop and expand our marketing and sales capabilities; the rate of growth of our future revenue; the accuracy of the estimates and assumptions we use to determine the size of target markets; our ability to successfully manage our growth; reductions in employee benefits spending; seasonal fluctuations in our sales; the adoption of new solutions and services by our clients or members; our ability to innovate and develop new offerings; our ability to adapt and respond to the changing medical landscape, regulations, and client needs, requirements or preferences; our ability to maintain and enhance our brand; our ability to attract and retain members of our management team, key employees, or other qualified personnel; risks related to any litigation against us; our ability to maintain our Center of Excellence network of healthcare providers; our strategic relationships with and monitoring of third parties; our ability to maintain our pharmacy distribution network if there is a disruption to our network or its associated supply chains; our relationship with key pharmacy program partners or any decline in rebates provided by them; our ability to maintain our relationships with benefits consultants; exposure to credit risk from our members; risks related to government regulation; risks related to our business with government entities; our ability to protect our intellectual property rights; risks related to acquisitions, strategic investments, or partnerships; federal tax reform and changes to our effective tax rate; the imposition of state and local state taxes; our ability to utilize a portion of our net operating loss or research tax credit carryforwards; our ability to develop or maintain effective internal control over financial reporting; and our ability to adapt and respond to the changing SEC or stakeholder expectations regarding environmental, social and governance practices. For a detailed discussion of these and other risk factors, please refer to our filings with the Securities and Exchange Commission (the “SEC”), including in the section entitled “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, and subsequent reports that we file with the SEC, which are available at http://investors.progyny.com and on the SEC’s website at https://www.sec.gov.

Forward-looking statements represent our management’s beliefs and assumptions only as of the date of this press release. Our actual future results could differ materially from what we expect. Except as required by law, we assume no obligation to update these forward-looking statements publicly, or to update the reasons.

Non-GAAP Financial Measures
In addition to disclosing financial measures prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), this press release and the accompanying tables include the non-GAAP financial measures Adjusted EBITDA, Adjusted EBITDA margin, and Adjusted earnings per diluted share.

Adjusted EBITDA, Adjusted EBITDA margin, and Adjusted earnings per diluted share are supplemental financial measures that are not required by, or presented in accordance with, GAAP. We believe that these non-GAAP measures, when taken together with our GAAP financial results, provide meaningful supplemental information regarding our operating performance and facilitates internal comparisons of our historical operating performance on a more consistent basis by excluding certain items that may not be indicative of our business, results of operations or outlook. In particular, we believe that the use of Adjusted EBITDA, Adjusted EBITDA margin, and Adjusted earnings per diluted share are helpful to our investors as they are measures used by management in assessing the health of our business, determining incentive compensation, evaluating our operating performance, and for internal planning and forecasting purposes.

Adjusted EBITDA, Adjusted EBITDA margin, and Adjusted earnings per diluted share are presented for supplemental informational purposes only, have limitations as analytical tools and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. Some of the limitations of Adjusted EBITDA, Adjusted EBITDA margin, and Adjusted earnings per diluted share include: (1) it does not properly reflect capital commitments to be paid in the future; (2) although depreciation and amortization are non-cash charges, the underlying assets may need to be replaced and Adjusted EBITDA does not reflect these capital expenditures; (3) it does not consider the impact of stock-based compensation expense; (4) it does not reflect other non-operating income and expenses, including interest and other income, net; and (5) it does not reflect tax payments that may represent a reduction in cash available to us. In addition, our non-GAAP measures may not be comparable to similarly titled measures of other companies because they may not calculate such measures in the same manner as we calculate these measures, limiting their usefulness as comparative measures. Because of these limitations, when evaluating our performance, you should consider Adjusted EBITDA, Adjusted EBITDA margin, and Adjusted earnings per diluted share alongside other financial performance measures, including our net income, gross margin, and our other GAAP results.

We calculate Adjusted EBITDA as net income, adjusted to exclude depreciation and amortization; stock-based compensation expense; interest and other income, net; and provision for income taxes. We calculate Adjusted EBITDA margin as Adjusted EBITDA divided by revenue. We calculate Adjusted earnings per diluted share as net income per diluted share excluding the impact of stock-based compensation, adjusted for the associated impact of taxes. Please see Annex A: “Reconciliation of GAAP to Non-GAAP Financial Measures” elsewhere in this press release.

For Further Information, Please Contact:
Investors:
James Hart
investors@progyny.com

Media:
Alexis Ford
media@progyny.com

PROGYNY, INC.
Consolidated Balance Sheets
(Unaudited)
(in thousands, except share and per share amounts)

	September 30,	December 31,
	2026	2025
ASSETS
Current assets:
Cash and cash equivalents	$116,820	$112,238
Marketable securities	78,765	197,858
Accounts receivable, net of $54,156 and $55,659 of allowances at September 30, 2026 and December 31, 2025, respectively	249,182	220,287
Prepaid expenses and other current assets	19,634	21,392
Total current assets	464,401	551,775
Property and equipment, net	50,252	29,927
Operating lease right-of-use assets	22,872	24,990
Goodwill	19,832	19,978
Intangible assets, net	5,527	6,216
Deferred tax assets, net	93,083	93,013
Other noncurrent assets	19,826	16,536
Total assets	$675,793	$742,435
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$148,001	$124,071
Accrued expenses and other current liabilities	92,038	78,320
Total current liabilities	240,039	202,391
Operating lease noncurrent liabilities	21,726	24,000
Total liabilities	261,765	226,391
Commitments and Contingencies
STOCKHOLDERS' EQUITY
Common stock, $0.0001 par value; 1,000,000,000 shares authorized; at September 30, 2026 and December 31, 2025, respectively; 100,087,996 and 99,049,485 shares issued; 74,723,072 and 83,365,696 outstanding at September 30, 2026 and December 31, 2025, respectively	9	9
Additional paid-in capital	753,524	700,785
Treasury stock, at cost, $0.0001 par value; 25,980,904 and 16,299,769 shares at September 30, 2026 and December 31, 2025, respectively	(621,041)	(388,075)
Accumulated earnings	281,363	202,827
Accumulated other comprehensive income	173	498
Total stockholders’ equity	414,028	516,044
Total liabilities and stockholders’ equity	$675,793	$742,435

PROGYNY, INC.
Consolidated Statements of Operations
(Unaudited)
(in thousands, except share and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Revenue	$341,254	$313,346	$1,020,269	$970,258
Cost of services	257,514	240,511	764,157	742,655
Gross profit	83,740	72,835	256,112	227,603
Operating expenses:
Sales and marketing	18,063	17,935	53,021	54,126
General and administrative	30,495	33,373	92,527	103,422
Total operating expenses	48,558	51,308	145,548	157,548
Income from operations	35,182	21,527	110,564	70,055
Interest and other income, net	1,234	2,437	3,872	7,523
Income before income taxes	36,416	23,964	114,436	77,578
Provision for income taxes	10,164	10,100	35,900	31,543
Net income	$26,252	$13,864	$78,536	$46,035
Net income per share:
Basic	$0.34	$0.16	$1.00	$0.54
Diluted	$0.32	$0.15	$0.95	$0.51
Weighted-average shares used in computing net income per share:
Basic	76,226,839	86,017,342	78,400,741	85,780,156
Diluted	81,172,296	90,226,278	82,726,064	89,884,421

PROGYNY, INC.
Consolidated Statements of Cash Flows
(Unaudited)
(in thousands)

	Nine Months Ended September 30,
	2026	2025
OPERATING ACTIVITIES
Net income	$78,536	$46,035
Adjustments to reconcile net income to net cash provided by operating activities:
Deferred tax expense	29	31
Non-cash interest expense	591	279
Depreciation and amortization	5,257	3,581
Loss on disposal of property and equipment	711	79
Stock-based compensation expense	61,305	97,068
Bad debt expense	13,243	15,345
Net accretion of discounts on marketable securities	1,345	(432)
Changes in operating assets and liabilities:
Accounts receivable, net	(42,161)	(32,155)
Prepaid expenses and other current assets	2,811	(14,859)
Accounts payable	23,799	27,660
Accrued expenses and other current liabilities	11,900	13,317
Other noncurrent assets and liabilities	(4,387)	40
Net cash provided by operating activities	152,979	155,989

INVESTING ACTIVITIES
Purchase of property and equipment, net	(21,931)	(12,796)
Purchase of marketable securities	(34,162)	(311,513)
Sale of marketable securities	151,222	166,380
Acquisition of business, net of cash acquired	—	(9,340)
Net cash provided by (used in) investing activities	95,129	(167,269)

FINANCING ACTIVITIES
Repurchase of common stock	(231,406)	—
Payment of excise tax from repurchase of common stock	(528)	—
Proceeds from exercise of stock options	38	23
Issuance costs on credit facility	—	(3,087)
Payment of employee taxes related to equity awards	(12,563)	(8,820)
Proceeds from contributions to employee stock purchase plan	1,051	781
Net cash used in financing activities	(243,408)	(11,103)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(93)	49
Net increase (decrease) in cash, cash equivalents, and restricted cash	4,607	(22,334)
Cash, cash equivalents, and restricted cash, beginning of period	114,193	162,314
Cash, cash equivalents, and restricted cash, end of period	$118,800	$139,980

Cash and cash equivalents	$116,820	$133,982
Restricted cash included within prepaid expenses and other current assets	1,054	—
Restricted cash included within other noncurrent assets	926	5,998
Total cash, cash equivalents, and restricted cash	$118,800	$139,980

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid for income taxes, net of refunds received	$32,643	$39,898
SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES
Additions of property and equipment, net included in accounts payable and accrued expenses	$2,399	$781
Repurchases of common stock recorded in accrued expenses and other current liabilities	$1,501	$—
Excise tax payable on common stock included in accrued expenses and other current liabilities	$2,061	$—
Payment of employee taxes related to equity awards included in accrued expenses and other current liabilities	$291	$22

ANNEX A

PROGYNY, INC.
Reconciliation of GAAP to Non-GAAP Financial Measures
(Unaudited)
(in thousands, except share and per share amounts)

Costs of Services, Gross Margin and Operating Expenses Excluding Stock-Based Compensation Calculation
The following table provides a reconciliation of cost of services, gross profit, sales and marketing and general and administrative expenses to each of these measures excluding the impact of stock-based compensation expense for each of the periods presented:

	Three Months Ended			Three Months Ended
	September 30, 2026			September 30, 2025
	GAAP	Stock-Based Compensation Expense	Non-GAAP	GAAP	Stock-Based Compensation Expense	Non-GAAP

Cost of services	$257,514	$(6,532)	$250,982	$240,511	$(9,201)	$231,310
Gross profit	$83,740	$6,532	$90,272	$72,835	$9,201	$82,036
Sales and marketing	$18,063	$(5,572)	$12,491	$17,935	$(7,956)	$9,979
General and administrative	$30,495	$(9,002)	$21,493	$33,373	$(15,016)	$18,357

Expressed as a Percentage of Revenue
Gross margin	24.5%	1.9%	26.5%	23.2%	2.9%	26.2%
Sales and marketing	5.3%	(1.6)%	3.7%	5.7%	(2.5)%	3.2%
General and administrative	8.9%	(2.6)%	6.3%	10.7%	(4.8)%	5.9%

	Nine Months Ended			Nine Months Ended
	September 30, 2026			September 30, 2025
	GAAP	Stock-Based Compensation Expense	Non-GAAP	GAAP	Stock-Based Compensation Expense	Non-GAAP

Cost of services	$764,157	$(18,935)	$745,222	$742,655	$(28,141)	$714,514
Gross profit	$256,112	$18,935	$275,047	$227,603	$28,141	$255,744
Sales and marketing	$53,021	$(16,697)	$36,324	$54,126	$(24,015)	$30,111
General and administrative	$92,527	$(25,673)	$66,854	$103,422	$(44,912)	$58,510

Expressed as a Percentage of Revenue
Gross margin	25.1%	1.9%	27.0%	23.5%	2.9%	26.4%
Sales and marketing	5.2%	(1.6)%	3.6%	5.6%	(2.5)%	3.1%
General and administrative	9.1%	(2.5)%	6.6%	10.7%	(4.6)%	6.0%

Note: percentages shown in the table may not cross foot due to rounding.

Adjusted Earnings Per Diluted Share Calculation
The following table provides a reconciliation of net income to Adjusted Earnings Per Diluted Share for each of the periods presented:

	Three months ended		Nine Months Ended
	September 30,		September 30,
	2026	2025	2026	2025

Net Income	$26,252	$13,864	$78,536	$46,035
Add:
Stock-based compensation expense	21,106	32,173	61,305	97,068
Income tax effect of non-GAAP adjustment	(5,155)	(5,250)	(10,411)	(15,863)
Adjusted Net income	$42,203	$40,787	$129,430	$127,240

Diluted Shares	81,172,296	90,226,278	82,726,064	89,884,421
Adjusted Earnings Per Diluted Share	$0.52	$0.45	$1.56	$1.42

Adjusted EBITDA Calculation
The following table provides a reconciliation of net income to Adjusted EBITDA for each of the periods presented:

	Three months ended		Nine Months Ended
	September 30,		September 30,
	2026	2025	2026	2025

Net income	$26,252	$13,864	$78,536	$46,035
Add:
Depreciation and amortization	2,151	1,268	5,257	3,581
Stock‑based compensation expense	21,106	32,173	61,305	97,068
Interest and other income, net	(1,234)	(2,437)	(3,872)	(7,523)
Provision for income taxes	10,164	10,100	35,900	31,543
Adjusted EBITDA	$58,439	$54,968	$177,126	$170,704

Reconciliation of Non-GAAP Financial Guidance for the Three Months Ending December 31, 2026 and Year Ending December 31, 2026

	Three Months Ending December 31, 2026		Year Ending December 31, 2026
	Low	High	Low	High

Revenue	$344,731	$364,731	$1,365,000	$1,385,000
Net Income*	$28,464	$32,064	$107,000	$110,600
Add:
Depreciation and amortization	2,743	2,743	8,000	8,000
Stock-based compensation expense	18,195	18,195	79,500	79,500
Interest and other income, net	(2,428)	(2,428)	(6,300)	(6,300)
Provision for income taxes	10,900	12,300	46,800	48,200
Adjusted EBITDA*	$57,874	$62,874	$235,000	$240,000

	Three Months Ending December 31, 2026		Year Ending December 31, 2026
	Low	High	Low	High

Net Income*	$28,464	$32,064	$107,000	$110,600
Add:
Stock-based compensation	18,195	18,195	79,500	79,500
Income tax effect of non-GAAP adjustment	(4,500)	(4,500)	(15,100)	(15,100)
Adjusted Net income*	$42,159	$45,759	$171,400	$175,000

Diluted Shares	79,000,000	79,000,000	82,000,000	82,000,000
Adjusted Earnings Per Diluted Share	$0.53	$0.58	$2.09	$2.13

* All of the numbers in the tables above reflect our future outlook as of the date hereof.  Net income, Adjusted Net Income and Adjusted EBITDA ranges do not reflect any estimate for other potential activities and transactions, nor do they contemplate any discrete income tax items, including the income tax impact related to equity compensation activity.

Assisted Reproductive Technology (ART) Cycles per Unique Female Utilizer

The following tables provide historical trend and guidance assumptions for average members, female utilization rate, and ART Cycles per Unique Female Utilizer for the full year and quarterly periods presented:

						Guidance Assumptions For:
						Year Ending December 31, 2026
	Year Ending December 31,					Low End as of	High End as of
	2021	2022	2023	2024 [1]	2025 [1]	November 4, 2026[1]	November 4, 2026[1]
Average Members	2,812,000	4,349,000	5,383,000	6,104,000[1]	6,419,000[1]	6,900,000	6,900,000

Female Utilization Rate	1.07%	1.03%	1.09%	1.07%	1.04%[2]	1.04%	1.05%

Female Unique Utilizers	30,053	44,600	58,596	65,077	66,773[2]	72,000	72,500

ART Cycles	28,413	42,598	58,013	61,114	65,006	67,000	68,000

ART Cycles per Unique Female Utilizer	0.95	0.96	0.99	0.94	0.93	0.93	0.94

Revenue ($ in millions)	$500.6	$786.9	$1,088.6	$1,167.2	$1,288.7	$1,365.0	$1,385.0

1 Calculations for 2024, 2025, and 2026 exclude approximately 300,000 members from a single client not reflected in female utilizers as a result of the client's chosen benefit design.
2 Calculations exclude activity from a large client whose program discontinued for 2025, but who allowed for an extended period of transition of care for certain members during the first half of 2025.

Quarterly ART Cycles per Unique Female Utilizer

	Three Months Ending				Year Ending
	March 31,	June 30,	September 30,	December 31,	December 31,
2022	0.50	0.55	0.56	0.58	0.96

2023	0.51	0.55	0.56	0.58	0.99

2024*	0.53	0.54	0.52	0.54	0.94

2025*	0.51	0.52	0.52	0.52	0.93

2026: Low End of Guidance Range*	0.48	0.51	0.50	0.52E	0.93E

2026: High End of Guidance Range*	0.48	0.51	0.50	0.53E	0.94E

*Calculations for 2024, 2025, and 2026 exclude approximately 300,000 members from a single client not reflected in female utilizers as a result of the client's chosen benefit design.
E indicates the estimated value assumed.